Report of Independent
Accountants
October 21, 1998

To the Shareholders
and Board of Directors of
The Emerging Markets
Income Fund Inc


In planning and
performing our audit
of the financial
statements of The
Emerging Markets Income
Fund Inc (the "Fund")
for the year ended
August 31, 1998, we
considered its
internal control,
including control
activities for
safeguarding
securities, in order
to determine our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, not to
provide assurance on
internal control.

The management of
the Fund is responsible
for establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and
judgments by management
are required to assess
the expected benefits
and related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of preparing
financial statements
for external purposes
that are fairly
presented in conformity
with generally accepted
accounting principles.
Those controls include
the safeguarding of
assets against
unauthorized acquisition,
use or disposition.
Because of inherent
limitations in internal
control, errors or
fraud may occur and
not be detected.
Also, projection of
any evaluation of
internal control to
future periods is
subject to the risk
that it may become
inadequate because
of changes in
conditions or that the
effectiveness of the
design and operation
may deteriorate.
Our consideration
of internal control
would not necessarily
disclose all matters
in internal control
that might be material
weaknesses under
standards established
by the American
Institute of Certified
Public Accountants.
A material weakness
is a condition in
which the design or
operation of one or
more of the internal
control components
does not reduce to
a relatively low
level the risk that
misstatements caused
by error or fraud in
amounts that would
be material in
relation to the
financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted
no matters involving
internal control and
its operation,
including controls for
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
August 31, 1998.
This report is intended
solely for the
information and use
of management and the
Board of Directors of
the Fund and the
Securities and
Exchange Commission.

To the Shareholders
and Board of Directors of
The Emerging Markets
Income Fund Inc
October 21, 1998


	(2)